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                                                                    EXHIBIT 32.1

                           SECTION 1350 CERTIFICATION*

     In connection with the Annual Report of DSW Inc. (the "Company") on Form 10-K for the fiscal year ended January 28, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jay L. Schottenstein, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated:  April 12, 2006                    By:    /s/ Jay L. Schottenstein
                                              ----------------------------------
                                              Jay L. Schottenstein, Chairman and
                                              Chief Executive Officer

* This Certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section. This Certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.